Exhibit 10.22

Silicon Valley Bank

Amendment to Loan Documents

Borrowers:	ZTI Merger Subsidiary III, Inc.
(formerly known as Zhone Technologies, Inc.)

Zhone Technologies, Inc.
(formerly known as Tellium, Inc.)

Address:	7001 Oakport St.
Oakland, California 94621

Effective Date:	as of February 21, 2007

THIS AMENDMENT TO LOAN DOCUMENTS, with an effective date of February 21, 2007, is entered into between Silicon Valley Bank (“Silicon”) and the borrowers named above (jointly and severally, “Borrower”).

The Parties agree to amend the Amended and Restated Loan and Security Agreement between them, dated February 24, 2004, as amended from time to time (the “Loan Agreement”), as follows, effective as of the date first date written above. (Capitalized terms used but not defined in this Amendment, shall have the meanings set forth in the Loan Agreement.)

1. Extension of Maturity Date. Section 4 of the Schedule is amended to read as follows:

“Maturity Date (Section 6.1): February 20, 2008.”

2. Unused Line Fee. The following is hereby added at the end of Section 3 of the Schedule:

“Unused Line Fee. Borrower shall pay Silicon a fee (the “Unused Line Fee”) equal to one-half of one percent (.50%) per annum multiplied by the amount by which $25,000,000 exceeds the average daily principal balance of the aggregate amount of outstanding Loans and Letters of Credit. The Unused Line Fee shall initially be calculated for the period from February 21, 2007 to March 31, 2007 and shall be payable on April 1, 2007, and thereafter the Unused Line Fee shall be calculated for each calendar quarter and paid on the first day of the following calendar quarter (prorated for any partial calendar quarter at the end of the term of this Agreement). Borrower shall not be entitled to any credit, rebate or repayment of any Unused Line Fee notwithstanding any suspension or termination of Silicon’s obligation to make Loans hereunder; provided, however, that such fee shall no longer accrue from and after the date of termination of Bank’s obligation to make Loans hereunder.”

3. Tangible Net Worth Covenant. That portion of the Schedule to Loan Agreement entitled “Financial Covenants (Section 5.1)” which now reads as follows:

“Remaining Months Liquidity: As of the end of each month, Borrower shall maintain a total of unrestricted cash and Cash Equivalents, as shown on Borrower’s consolidated balance sheet, minus all outstanding Loans and Letters of Credit in an amount greater than 6.0 times the average monthly net loss (if any) incurred by Borrower for the immediately preceding three months, determined in accordance with GAAP, net of amortization and depreciation and non-cash, stock-based compensation.”

is hereby amended to read as follows:

“Minimum Tangible Net Worth: Commencing at March 31, 2007 and continuing at the end of each calendar quarter thereafter, Borrower shall maintain a Tangible Net Worth of not less than $60,000,000.”

For purposes of the foregoing, ‘Tangible Net Worth’ shall mean, on a consolidated basis, the excess of total assets less total liabilities, determined in accordance with GAAP, with the following adjustments:

(A) there shall be excluded from assets: (i) notes, accounts receivable and other obligations owing to Borrower or its subsidiaries from its officers or other Affiliates, and (ii) all assets which would be classified as intangible assets under GAAP, including without limitation goodwill; and

(B) there shall be excluded from liabilities: all indebtedness which is subordinated to the Obligations under a subordination agreement executed by the holder of the indebtedness and by Silicon or by language in the instrument evidencing the indebtedness which Silicon agrees in writing is acceptable to Silicon in its good faith business judgment.”

4. Liquidity Ratio Covenant. That portion of the Schedule to Loan Agreement entitled “Financial Covenants (Section 5.1)” which now reads as follows:

“Minimum Unrestricted Cash, Cash Equivalents and Accounts: As of the end of each month, commencing with the month end period of February 2006 and continuing as of the end of each month thereafter, Borrower shall maintain a ratio of (A) total of unrestricted cash, as shown on Borrower’s consolidated balance sheet, plus Cash Equivalents, plus Accounts which are not outstanding more than 90 days from their invoice date to (B) the total of (i) all outstanding Loans plus (ii) all outstanding Letters of Credit, (iii) all Cash Management Services utilizations, plus (iv) the FX Reserve plus (iii) all ‘Purchased Receivables’ under, and as defined in, the Purchase Agreement of at least 1.50 to 1.00.”

is hereby amended to read as follows, effective as of February 28, 2007:

“Minimum Unrestricted Cash, Cash Equivalents and Accounts: As of the end of each month, commencing February 28, 2007, and continuing as of the end of each month thereafter, Borrower shall maintain a Liquidity Ratio of at least 1.50 to 1.00.

As used herein, the following terms have the following meanings

‘Liquidity Ratio’ means the ratio of:

(A) the total of Borrower’s unrestricted cash, as shown on Borrower’s consolidated balance sheet, plus Borrower’s Cash Equivalents, plus Accounts which are not outstanding more than 90 days from their invoice date;

to

(B) the total of: (i) all Obligations (including the following (without duplication): (v) all outstanding Loans, plus (w) all outstanding Letters of Credit, plus (x) all Cash Management Services utilizations, plus (y) the FX Reserve, plus (z) the aggregate amount of all “Applicable Purchased Receivables” (as such term is defined in Section 1 of this Schedule)); plus (ii) the aggregate outstanding amount of Borrower’s obligations owing in respect of the Sorrento Networks Corporation 7.5% Senior Convertible Debentures.

5. [reserved]

6. Representations True. Borrower represents and warrants to Silicon that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct in all material respects.

7. General Provisions. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Silicon and Borrower, and the other written documents and agreements between Silicon and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Silicon and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.

[Signatures Follow on Next Page]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment, with effect as of the date first above written.

Borrower:		Silicon:

ZHONE TECHNOLOGIES, INC.		SILICON VALLEY BANK

By	/s/ Morteza Ejabat	By	/s/ Rick Freeman
	President or Vice President	Title	Relationship Manager

Date signed:	March 6, 2007

Borrower:

ZTI MERGER SUBSIDIARY III, INC.

By	/s/ Morteza Ejabat
President or Vice President

Date signed:	March 6, 2007

[Signature Page—Amendment to Loan Agreement]

CONSENT

Each of the undersigned acknowledges that its consent to the foregoing Amendment is not required, but the undersigned nevertheless does hereby consent to the foregoing Amendment and to the documents and agreements referred to therein and to all future modifications and amendments thereto, and any termination thereof, and to any and all other present and future documents and agreements between or among the foregoing parties. Nothing herein shall in any way limit any of the terms or provisions of the Continuing Guaranty of the undersigned or any other documents executed by the undersigned, all of which are hereby ratified and affirmed.

Paradyne Corporation		Paradyne Networks, Inc.

By	/s/ Kirk Misaka	By	/s/ Kirk Misaka
Name	Kirk Misaka	Name	Kirk Misaka
Title	Chief Financial Officer	Title	Chief Financial Officer

Premisys Communications, Inc.		Vpacket Communications, Inc.

By	/s/ Kirk Misaka	By	/s/ Kirk Misaka
Name	Kirk Misaka	Name	Kirk Misaka
Title	Chief Financial Officer	Title	Chief Financial Officer

Xybridge Technologies, Inc.		Zhone Technologies International, Inc.

By	/s/ Kirk Misaka	By	/s/ Kirk Misaka
Name	Kirk Misaka	Name	Kirk Misaka
Title	Chief Financial Officer	Title	Chief Financial Officer

Date signed:  March 6, 2007

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